UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 31, 2014, MRC Global Inc. (“MRC Global”) issued a press release announcing that Andrew Lane, MRC Global Chairman, President and Chief Executive Officer, is scheduled to present at the Robert W. Baird 2014 Industrial Conference on Wednesday, November 12 at 8:00 a.m. Central Time. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. A live audio webcast of the presentation and the accompanying slides will be available in the Investor Relations section of MRC Global’s website at www.mrcglobal.com and will be archived there for approximately 90 days.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01 Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced under Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by MRC Global pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of MRC Global Inc. dated October 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2014

MRC GLOBAL INC.

By:	/s/ James E. Braun
James E. Braun
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of MRC Global Inc. dated October 31, 2014

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